Exhibit 99.1

Brookfield Business Partners to Acquire Genworth’s Stake in Genworth MI Canada Inc.

Genworth and Oceanwide Agree to Extend Merger Agreement

Richmond, VA (August. 13, 2019) – Genworth Financial, Inc. (NYSE: GNW) (“Genworth”) and Brookfield Business Partners L.P. (NYSE: BBU) (TSX: BBU.UN) (“Brookfield Business Partners”) today announced an agreement for Brookfield Business Partners to purchase Genworth’s majority interest in Genworth MI Canada Inc. (Genworth Canada). Genworth Canada is the largest private sector residential mortgage insurer in Canada.

Pursuant to the share purchase agreement, Genworth Financial International Holdings, LLC (GFIH) and Genworth Mortgage Insurance Corporation (GMIC), each wholly owned indirect subsidiaries of Genworth, will sell all of the common shares in Genworth Canada (TSX: MIC, Head office: 2060 Winston Park Drive, Suite 300, Oakville, Ontario L6H 5R7) owned by them to Brookfield Business Partners (the “Transaction”). Genworth’s shares represent approximately 56.9% of Genworth Canada’s issued and outstanding common shares (the “Purchased Shares”).

GFIH currently holds 34,799,545 common shares, representing approximately 40.5% of Genworth Canada’s outstanding common shares, and GMIC currently holds 14,145,100 common shares, representing approximately 16.4% of Genworth Canada’s outstanding common shares. Upon closing of the Transaction, Genworth will no longer have beneficial ownership, control or direction over the Purchased Shares.

The purchase price is CAD$48.86 per share, reflecting a total transaction value of approximately CAD$2.4 billion. The purchase price is subject to certain adjustments, including for Genworth Canada’s payment of special dividends prior to the closing of the Transaction. Net cash proceeds from the transaction after adjusting for foreign exchange, fees and expenses are estimated to be approximately USD$1.8 billion.

The sale is targeted to close by the end of 2019 and is subject to other customary conditions, including approval under the Insurance Companies Act (Canada) and Competition Act (Canada).

Brookfield Business Partners also has agreed to provide Genworth Financial, Inc., with up to USD$850 million in bridge financing in the event regulatory approvals for the Transaction are not received by October 31, 2019.

As previously disclosed, Genworth is selling its stake in Genworth Canada to increase the likelihood of subsequently completing the acquisition of Genworth by China Oceanwide Holdings Group Co., Ltd. (Oceanwide) and its affiliates (the “Oceanwide Transaction”). Oceanwide has consented to the Transaction. In connection with Oceanwide’s consent to the Transaction, Genworth and Oceanwide entered into the 12th Waiver and Agreement extending the merger agreement deadline to not later than December 31, 2019.

Once all other regulatory processes are complete, the Oceanwide Transaction will still require clearance in China for currency conversion.

Genworth also believes that the sale of its stake in Genworth Canada would allow it to increase its financial flexibility, whether or not the Oceanwide Transaction is consummated. If the Transaction is not consummated, Genworth may decide to retain the Purchased Shares for investment purposes or to explore alternatives with respect to the Purchased Shares, which may include decreasing its beneficial ownership, control and direction over common shares of Genworth Canada through market transactions, private agreements or otherwise.

“We are pleased to find such a high-caliber buyer for our interest in Genworth Canada,” said Tom McInerney, president and CEO of Genworth Financial, noting that Brookfield Business Partners has a strong reputation as a long-term focused investor and offers deep expertise in the insurance and residential real estate sectors. “We look forward to working with Brookfield Business Partners through the sale process and required regulatory approvals and, ultimately, moving forward with our long-awaited closing of our merger with Oceanwide.”

Added LU Zhiqiang, chairman of Oceanwide: “We are pleased with the quality of the buyer as well as the purchase price they have offered. We share Genworth’s commitment to bringing this process to a successful conclusion and closing the transaction as soon as possible.”

Goldman Sachs & Co. LLC and Lazard Frères & Co. LLC are acting as financial advisors to Genworth. Osler, Hoskin & Harcourt LLP and Sullivan & Cromwell LLP are acting as legal advisors to Genworth and Richards, Layton & Finger is acting as legal advisor to the Genworth Board of Directors.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth’s publicly traded subsidiaries, Genworth MI Canada Inc. and Genworth Mortgage Insurance Australia Limited, separately release financial and other information about their operations. This information can be found at http://genworth.ca and http://www.genworth.com.au.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the sale of Genworth Canada and the closing of the China Oceanwide Transaction. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect Genworth’s business and the price of Genworth’s common stock and the Purchased Shares; (ii) the ability of the parties to obtain regulatory approvals, or the possibility that they may delay the Transaction or that materially burdensome or adverse regulatory conditions may be imposed in connection with any such regulatory approvals; (iii) the risk that a condition to closing of the Transaction may not be satisfied or the risk that the China Oceanwide Transaction might not close regardless of a sale of Genworth Canada; (iv) continued availability of capital and financing to Genworth before the consummation of the Transaction; (v) changes in applicable laws or regulations; (vi) Genworth’s ability to recognize the anticipated benefits of the Transaction; (vii) Genworth’s and/or Oceanwide’s inability to obtain regulatory approvals or clearances, or the possibility that regulatory approvals may further delay the Oceanwide Transaction or will not be received prior to December 31, 2019 (and either or both of the parties may not be willing to further waive their End Date termination rights beyond December 31, 2019) or that materially burdensome or adverse regulatory conditions may be imposed in connection with any such regulatory approvals or clearances (including those conditions that either or both of the parties may be unwilling to accept) or that with continuing delays, circumstances may arise that make one or both parties unwilling to proceed with the Oceanwide Transaction or unable to comply with the conditions to existing regulatory approvals; (viii) the impact of changes in interest rates and political instability; (ix) further rating agency actions and downgrades in Genworth’s financial strength ratings; (x) the amount of the costs, fees, expenses and other charges related to the commitment letter from Brookfield Business Partners; (xi) market conditions that may make it difficult to obtain funding; (xii) potential further impairments to Genworth’s access to funding due to its credit or financial strength ratings and its financial condition; (xiii) the sufficiency of Genworth’s internal liquidity sources to meet its needs and its access to capital may be limited or unavailable; (xiv) the risk that the Oceanwide Transaction may not be completed in a timely manner or at all; (xv) the parties’ inability to obtain regulatory approvals or clearances, or the possibility that regulatory approvals may further delay the Oceanwide Transaction; and (xvi) the risk that existing and potential legal proceedings may be instituted against Genworth in connection with the Transaction or the Oceanwide Transaction that may delay the Transaction or the Oceanwide Transaction, make them more costly or ultimately preclude them. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Actual results may vary materially from those contained in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Contact Information:

Genworth Financial, Inc.

6620 West Broad Street

Richmond, VA 23230

United States

Investors:	investorinfo@genworth.com

Media:	Julie Westermann, 804 662.2423

julie.westermann@genworth.com

To obtain a copy of the report filed in connection with the Transaction pursuant to National Instrument 62-103 - The Early Warning System and Related Take-Over Bid and Insider Reporting Issues, containing the information required on Form 62-103F1, please contact Investor Relations at investorinfo@genworth.com.